UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/26/2007

International Assets Holding Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23554

Delaware	59-2921318
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, FL 32701
(Address of principal executive offices, including zip code)

407-741-5340
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On February 26, 2007, Sean M. O'Connor, the Company's Chief Executive Officer, adopted a Rule 10b5-1 trading plan ("Plan") with a broker to sell up to 35,000 shares of the Company's common stock in conjunction with the exercises of 30,000 options. The Plan specifies the timing and market prices for the sales, subject to the terms and conditions of the Plan. Mr. O'Connor entered into the Plan as part of his personal long-term investment strategy for asset diversification and liquidity. Mr. O'Connor will have no control over the timing of the stock sales under the Plan. The Plan is scheduled to terminate on December 31, 2007.
The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, and the Company's insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. The 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material non-public information. Subsequent receipt by the insider of material non-public information will not prevent prearranged transactions under the 10b5-1 plan from being executed.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Assets Holding Corporation

Date: February 28, 2007	By:	/s/ Sean M. O'Connor
Sean M. O'Connor
Chief Executive Officer